                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Names of the Reporting Persons:    o  Coliseum Capital Management, LLC,
                                      a Delaware limited liability company
                                      ("CCM");

                                   o  Coliseum Capital, LLC, a Delaware limited
                                      liability company ("CC");

                                   o  Coliseum Capital Partners, L.P.,
                                      a Delaware limited partnership ("CCP");

                                   o  Coliseum Capital Partners II, L.P.,
                                      a Delaware limited partnership ("CCP2"
                                      and, together with CCP, the "Funds");

                                   o  Blackwell Partners LLC Series A, a
                                      Delaware limited liability company
                                      ("Blackwell");

                                   o  Coliseum Capital Co-Invest, L.P. ("CCC");

                                   o  Adam Gray ("Gray"); and

                                   o  Christopher Shackelton ("Shackelton"),
                                      Chairman of the board of directors of The
                                      Providence Service Corporation.

Address for each of the Reporting  Metro Center, 1 Station Place, 7th Floor
Persons, except Blackwell:         South, Stamford, CT 06902

Address for Blackwell:             c/o DUMAC, LLC, 280 South Mangum Street,
                                   Suite 210, Durham, NC 27701

Designated Filer for each of the   Coliseum Capital Management, LLC
Reporting Persons:

Title of Non-Derivative Security   Common Stock $0.001 par value (the "Stock")
for each of the Reporting Persons:

Non-Derivative Securities          The Reporting Persons acquired or disposed
                                   the Stock as follows:

Acquired or Disposed:   Transaction  Amount of   Price     Amount of Securities
                        Date         Securities            Beneficially Owned
                                     Acquired              Following Reported
                                                           Transactions

                        01/21/2015   4,167       $0(1)     2,226,468(2)

                        Transaction  Amount of   Price     Amount of Securities
                        Date         Securities            Beneficially Owned
                                     Disposed              Following Reported
                                                           Transactions

                        01/21/2015   4,167       $37.31(1) 2,222,301(2)

Following the transactions reported herein, Blackwell directly  beneficially owned 629,608 shares of Stock, CCP directly beneficially owned 1,253,004 shares of Stock and CCP2 directly beneficially owned 339,689 shares of Stock.

Title of Derivative
Security for each of
the Reporting Persons: Phantom Stock

Derivative Securities  The Reporting Persons exercised the Phantom Stock as
Exercised:             follows:

                       Transaction  Conversion or   Number of  Price  Amount of
                       Date         Exercise Price  Derivative        Derivative
                                    of Derivative   Securities        Securities
                                                    Acquired          Benefi-
                                                                      cially
                                                                      Owned
                                                                      Following
                                                                      Reported
                                                                      Transac-
                                                                      tions

                      01/21/2015   (1)              4,167        (1)   0

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(1) Each share of phantom stock is the economic equivalent of one share of Stock and is entitled to a cash payment equal to the fair market value of a share of
Stock as of the payment date based on the closing market price of the Stock on such date. The closing market price of the Stock on January 21, 2015 was $37.31.

(2) These securities are held directly by (a) CCP, (b) CCP2 and (c) Blackwell, a separate account investment advisory client of CCM. Mr. Shackelton and Adam Gray are managers of and have an ownership interest in each of CCM and CC and may be deemed to have an indirect pecuniary interest in the shares held by the Funds and Blackwell due to CCM's right to receive performance-related fees from
Blackwell and CC's right to receive performance-related fees from the Funds.
Each of Christopher Shackelton, Adam Gray, CCP, CCP2, Blackwell, CC and CCM
disclaim beneficial ownership of these securities except to the extent of that person's pecuniary interest therein.